Exhibit 99.1

[LOGO OF COMMERCIAL CAPITAL BANCORP, INC.]

[LOGO OF CALNET BUSINESS BANK]

Commercial Capital Bancorp, Inc.: Contact: Stephen H. Gordon David S. DePillo	Chairman & CEO President & COO	Telephone: Facsimile:	(949) 585-7500 (949) 585-0174

Calnet Business Bank: Contact: Peter J. Raffetto	President & CEO	Telephone: Facsimile:	(916) 927-7000 (916) 567-9693

COMMERCIAL CAPITAL BANCORP, INC. ANNOUNCES AGREEMENT TO ACQUIRE

CALNET BUSINESS BANK, NATIONAL ASSOCIATION

Irvine, CA – October 20, 2005 – Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), and Calnet Business Bank, National Association (“Calnet”), (OTC BB: “CLNB”) announced today the signing of a definitive agreement in which the Company will acquire Sacramento based Calnet in an all stock transaction valued at approximately $40 million. Upon consummation of the transaction, Calnet will be merged with and into Commercial Capital Bank (the “Bank”), the Company’s wholly-owned bank subsidiary.

Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, shareholders of Calnet will receive 1.0730 shares of the Company’s common stock in exchange for each share of Calnet stock. The transaction, which is expected to be tax-free to Calnet shareholders, values each share of Calnet common stock at $17.57, based on the Company’s closing price of $16.37 on October 20, 2005. $17.57 per share represents a 1.77 multiple to Calnet’s tangible book value per share at June 30, 2005 and a 17.1% premium to Calnet’s closing price on October 20, 2005. The value of the transaction and value of each share of Calnet common stock on consummation of the merger may be higher or lower depending on the value of the Company’s common stock on such date. The transaction is expected to close in the first quarter of 2006, pending regulatory approval, approval of the transaction by Calnet’s stockholders and satisfaction of other customary closing conditions.

At June 30, 2005, Calnet had total assets of $147.5 million, total deposits of $124.9 million, total loans of $98.3 million and total shareholders equity of $21.5 million. Calnet conducts its Greater Sacramento Valley deposit gathering and lending business from a single location in Sacramento. Calnet’s lending programs focus on commercial real estate, construction and business loans within the Greater Sacramento Valley of California. Calnet’s loans to deposits ratio, expressed as a percentage, was 79%, at June 30, 2005. For the second quarter ended June 30, 2005, noninterest-bearing deposits averaged $53.4 million or 42% of average deposits, while interest bearing deposits averaged $74.8 million and had an average cost of 1.93%. Also during the second quarter of 2005, Calnet’s cost of funds, which includes noninterest-bearing deposits, was 1.13%, and its net interest margin was 4.96%. Peter J. Raffetto, President and Chief Executive Officer of Calnet, will join the Commercial Capital Bank and assume the titles of Executive Vice President and President of the Sacramento / Central Valley Region

Stephen H. Gordon, Chairman and Chief Executive Officer of the Company stated, “We’re very excited to welcome Calnet’s employees, clients and shareholders to Commercial Capital Bancorp. In recent years I’ve mentioned our plans for strategic expansion in Northern California, through de novo growth or acquisition, and we’ve been taking ongoing steps to round out the Company’s depository franchise. Calnet fits nicely into those efforts. Together with our existing San Francisco Bay Area presence, which consists of three lending offices, a banking office located in San Mateo, members of the Bank’s Financial Services Group, and three North American Exchange Company offices, the acquisition of Calnet brings to the Company what will be a focal point for community-based, relationship-driven, commercial deposit and loan growth in Northern California and the Central Valley. Calnet has been tremendously successful in creating a low cost depository franchise, with over 40% non interest bearing deposits, very low loans to deposit ratio and a net interest margin nearing 5%, all through a single banking office, which had over $120 million of deposits at June 30, 2005. We intend to further that growth and success throughout Northern California and the Central Valley in the coming months and years.”

Peter J. Raffetto, President and Chief Executive Officer of Calnet commented, “In addition to being a leading income property lender and one of the fastest growing banks and savings institutions in California, Commercial Capital has the infrastructure and capital to support growth beyond what we concluded Calnet is currently capable of achieving independently. This transaction will allow us to serve all of our customers with substantially increased capabilities. It allows our team to focus on our areas of expertise, and grow more rapidly with a multi-pronged approach including multifamily and commercial real estate lending, business banking and cash management products and services, financial and fiduciary services and retail banking, all supported by a much larger capital base. We think it is a real opportunity for our shareholders, employees and clients. I’m grateful for the support of Calnet’s shareholders over these early years, and anticipate that they share the same enthusiasm for growth and opportunity as part of the Commercial Capital Bancorp shareholder family.”

David S. DePillo, Vice Chairman, President and COO of the Company, added, “We are particularly impressed with the quality of employees at Calnet and look forward to the addition of their talent to the Company. Calnet is known for providing quality service and transaction processing for high volume clients through its proprietary technology. The flexibility and functionality of this technology will allow Commercial Capital to provide even higher levels of service to its clients, particularly in the areas of business banking and cash management services. We share the same flexible core operating platform, have experienced key personnel and expect a smooth transition. We have a successful lending track record in the Central Valley, but this acquisition will be a catalyst for growth in the region, as well as an opportunity to provide improved products and services to the clients of both institutions. The Sacramento and Central Valley regions are amongst the strongest and fastest growing regions in the state, and are areas that we’ve been committed to further expand into for some time.”

Commercial Capital Bancorp, Inc. was represented in the transaction by its financial advisor, Credit Suisse First Boston LLC, and its legal counsel, Patton Boggs LLP. Calnet Business Bank was represented in the transaction by its financial advisor, Sandler O’Neill & Partners, L.P., and its legal counsel, Bingham McCutcheon, LLP.

At June 30, 2005, the Company had total assets of $5.2 billion and the Bank had total deposits of $2.7 billion. The Bank operates banking offices located in Westlake Village (Ventura County), Tarzana, Malibu, Beverly Hills, Baldwin Hills, Westchester, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine, Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar, San Diego (San Diego County), and San Mateo (San Mateo County), and lending offices, located in Corte Madera, San Mateo, Oakland, Encino, Glendale, Los Angeles, El Segundo, Irvine, Riverside, and La Jolla, California, with plans to open a banking office in the Crystal Cove Promenade in Newport Coast, California in 2005. The Bank was the 3rd largest multi-family lender in California during the 12 months ended June 30, 2005 (source: Dataquick Information Systems). The Company is a leading Section 1031-exchange accommodator and facilitates exchange transactions nationwide through the TIMCOR Exchange Corporation and North American Exchange Company brand names through the companies’ headquarters in Los Angeles and Walnut Creek, California, respectively, offices located in Long Beach and La Jolla, California; Scottsdale, Arizona; Houston, Texas; Chicago, Illinois; and Miami, Florida; and through a presence in Seattle, Washington; Las Vegas, Nevada; Denver, Colorado; Dallas, Texas; Charlotte, North Carolina; and Washington, DC.

This press release and statements made by the Company’s or Calnet’s management may contain forward-looking statements regarding the Company and Calnet and the proposed merger. These statements involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: governmental approval of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; the stockholders of Calnet may fail to provide the required approval to consummate the merger. The Company and Calnet undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

This press release may be deemed to be solicitation material with respect to the proposed acquisition of Calnet and the issuance of shares of common stock by the Company pursuant to the merger. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. The registration statement will contain a proxy statement/prospectus to be distributed to the shareholders of Calnet in connection with their vote on the merger. SHAREHOLDERS OF CALNET ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to shareholders of Calnet. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by the Company by contacting Investor Relations, Commercial Capital Bancorp, Inc., 8105 Irvine Center Drive, 15th Floor Irvine, CA 92618, telephone: 949-585-7500 or by visiting the Company’s website at www.commercialcapital.com, or from Calnet by contacting Kevin R. Watson, Chief Financial Officer, Calnet Business Bank, 1565 Exposition Blvd., Sacramento, CA 95815, telephone: 916-927-7000 or by visiting Calnet’s website at www.Calnetbank.com.

Calnet and their directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Calnet’s directors and executive officers is set forth in its proxy statement, which is available by contacting Calnet at the telephone number set forth above.